Exhibit 99.1

The ONE Group Hospitality Completes Acquisition of Kona Grill

Expected to add approximately $100 million in annual revenue and to be immediately accretive to Consolidated Adjusted EBITDA

Increases 2019 financial targets to reflect acquisition

Preliminary 2020 Expectation of $23 million to $25 million in Consolidated Adjusted EBITDA

Schedules conference call and webcast for Third Quarter 2019 results on November 7, 2019

DENVER – (BUSINESS WIRE) – The ONE Group Hospitality, Inc. (Nasdaq: STKS) and Kona Grill Acquisition, LLC (“KGA”), its wholly owned subsidiary (collectively, “The ONE Group”), today announced KGA has completed the purchase of substantially all the assets of Kona Grill, Inc. and its affiliated entities (collectively, “Kona Grill”). Kona Grill is expected to add $100 million in annual revenue, and to be immediately accretive to Consolidated Adjusted EBITDA. The ONE Group also increased its 2019 financial targets to account for the acquisition.

“We are pleased to complete the acquisition of Kona Grill and welcome 2,000 new team members and associates to The ONE Group family. We have added an excellent brand to our restaurant portfolio, with 24 high performing domestic restaurants and one international franchised restaurant located in attractive markets. Over the next twelve months, we intend to integrate Kona Grill by leveraging our corporate infrastructure, our bar-business knowledge and unique VIBE dining program, to elevate the brand experience and drive improved top line performance to create long-term shareholder value,” said Emanuel “Manny” Hilario, President and CEO of The ONE Group.

“We currently anticipate Kona Grill contributing approximately $23 to $24 million in revenue and over $1 million in Adjusted EBITDA to our consolidated results in the fourth quarter of 2019. We expect Kona Grill to be immediately accretive to Consolidated Adjusted EBITDA, to add approximately $100 million in annualized food and beverage sales and to be accretive to earnings per diluted share once fully integrated. Most importantly, our preliminary 2020 expectation is to deliver significant growth by generating between $23 and $25 million in Consolidated Adjusted EBITDA,” concluded Mr. Hilario.

Updated 2019 Targets

We are updating the following targets for 2019 to account for the contribution from Kona Grill’s domestic restaurants and one international franchise for the balance of the fiscal year:

•	Total GAAP revenues between $118 million and $120 million, up from $95 million and $97 million;
•	Total food and beverage sales at all our owned and managed units of between $213 million to $223 million, up from $190 million and $200 million;
•	Consolidated Adjusted EBITDA between $14 million and $14.5 million, up from $13 million, representing approximately 33% to 38% growth compared to our 2018 Consolidated Adjusted EBITDA;

•	Total G&A excluding stock-based compensation and integration expenses of approximately $9 million, from $8 million;

We have not reconciled guidance for Consolidated Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure are not available without unreasonable effort.

Transaction

The ONE Group has acquired 24 Kona Grill domestic restaurants and franchise rights for one international location, for $25 million in cash and the assumption of working capital liabilities of approximately $11 million. The ONE Group expects the integration of Kona Grill to be completed within approximately 12 months. The transaction was funded with cash on hand and the proceeds from a new senior secured credit facility, which consists of a $48 million senior secured term loan and a $12 million revolver from Goldman Sachs Specialty Lending Group, L.P.

Conference Call Details for Third Quarter 2019 Financial Results

The ONE Group will host a conference call and webcast to discuss third quarter 2019 financial results on Thursday, November 7, 2019 at 4:30 PM Eastern Time. A press release containing the third quarter 2019 financial results will be issued after market close on Thursday, November 7, 2019.

The conference call can be accessed live over the phone by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 412-317-6671; the passcode is 13695075. The replay will be available until November 21, 2019.

The webcast can be accessed from the Investor Relations tab of The ONE Group’s website at www.togrp.com under “News / Events”.

About The ONE Group

The ONE Group Hospitality, Inc. (NASDAQ: STKS) is a global hospitality company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both nationally and internationally. The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands are STK, a modern twist on the American steakhouse concept with 19 restaurants in major metropolitan cities in the U.S., Europe and the Middle East, and Kona Grill, a polished casual, bar centric brand featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere. Kona Grill consists of 24 restaurants guided by a passion for quality food and exceptional service. Additionally, Kona Grill has one restaurant that operates under a franchise agreement in Dubai, United Arab Emirates. ONE Hospitality, The ONE Group’s food and beverage hospitality services business, develops, manages and operates premier restaurants and turn-key food and beverage services within high-end hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com. Additional information about STK can be found at www.stksteakhouse.com and additional information about Kona Grill can be found at www.konagrill.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include our expectations regarding the revenue the acquired Kona Grill restaurants will generate, the accretion to earnings and Consolidated Adjusted EBITDA that will result from the acquisition, and the timeline to integrate the Kona Grill restaurants into our operations. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to, (1) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) in the case of our strategic review of operations, our ability to successfully improve performance and cost, realize the benefits of our marketing efforts, and achieve improved results as we focus on developing new management and license deals; (4) changes in applicable laws or regulations; (5) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; (6) our ability to efficiently integrate Kona Grill restaurants, and our ability to improve performance and cost at the restaurants and to realize synergies; and (7) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed for the year ended December 31, 2018.

Investors are referred to the most recent reports filed with the SEC by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Investors:

ICR

Raphael Gross or Michelle Michalski

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Kate Ottavio Kent, (203) 682-8276

Kate.OttavioKent@icrinc.com